Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(836,210)
Unrealized Gain (Loss) on Market Value of Futures	3,272,709
Dividend Income	377
Interest Income	4,868
ETF Transaction Fees	700
Total Income (Loss)	$2,442,444

Expenses
General Partner Management Fees	$36,607
Professional Fees	5,494
Brokerage Commissions	1,064
Non-interested Directors' Fees and Expenses	479
Prepaid Insurance Expense	276
NYMEX License Fee	915
Total Expenses	$44,835
Net Income (Loss)	$2,397,609

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 10/1/15	$70,541,193
Additions (100,000 Shares)	2,088,279
Withdrawals (100,000 Shares)	(2,223,801)
Net Income (Loss)	2,397,609

Net Asset Value End of Month	$72,803,280
Net Asset Value Per Share (3,450,000 Shares)	$21.10

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2015 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612